Exhibit 99.3

NEWS RELEASE

Parsley Energy Announces Acquisition of Mineral Rights in the Southern

Delaware Basin

AUSTIN, Texas, May 23, 2016—(BUSINESS WIRE)—Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy,” “Parsley,” or the “Company”) today announced that it has entered into an agreement to acquire mineral rights under approximately 30,000 acres consisting of Parsley leasehold and other adjacent properties in Pecos and Reeves Counties, Texas in the Southern Delaware Basin for $280.5 million in cash. The proposed transaction is scheduled to close by July 14, 2016, subject to customary closing conditions. Parsley intends to finance this acquisition through debt and equity issuances announced concurrently with the announcement of the acquisition.

Parsley also announced the purchase of additional working interests in the Company’s leasehold in Pecos and Reeves Counties totaling 885 net acres for $9.0 million in cash. This transaction closed on May 10, 2016.

Acquisition Highlights

Mineral Rights Acquisition

•	Acquired mineral rights in 29,813 acres (hereafter “mineral acreage”) with an average royalty interest of 17.5%.

•	Mineral rights boost net revenue interest (“NRI”) on approximately 186 gross/net horizontal drilling locations in the upper Wolfcamp interval, assuming one flow unit and 660’ between-well spacing. The Company is assessing the potential for additional flow units in the Wolfcamp complex and the Bone Spring interval on acreage associated with acquired mineral rights.

•	The average NRI on horizontal drilling locations associated with acquired mineral rights increases from 75% to 92.5%.

•	Estimated net current production associated with acquired mineral rights is approximately 280 barrels of oil equivalent per day.

•	82% of mineral acreage represents Parsley leasehold, with the balance leased and operated by other operators.

•	Parsley also acquired surface rights on approximately 80% of mineral acreage, eliminating compensation for surface damages and water procurement, among other costs, and also facilitating optimal well and facility placement.

•	Consistent with the Company’s previously announced capital plan, Parsley expects to complete 5-7 wells in the Southern Delaware Basin this year. Of these, the Company expects 3-5 to be completed on the acquired mineral acreage.

•	The transaction is scheduled to close on or before July 14, 2016, subject to the satisfaction of customary closing conditions.

Working Interest Acquisition

•	Through a separate transaction that closed on May 10, 2016, Parsley acquired additional working interests in its Southern Delaware leasehold in Pecos and Reeves Counties.

•	All of the incremental working interests are associated with mineral acreage, bringing Parsley’s working interest to 100% and NRI to 87.5% in the affected properties.

•	Assuming just one flow unit in the upper Wolfcamp target interval, the acquired working interests translate to an additional 10 net horizontal drilling locations with an average lateral length of 7,250’.

“The pending minerals acquisition encompasses what we view as very promising portions of Parsley’s Southern Delaware acreage and represents an important step toward unlocking the full value of Parsley’s Southern Delaware assets,” stated Bryan Sheffield, CEO of Parsley Energy. “Increasing netbacks per barrel of oil equivalent with no incremental capital expenditures or operating expenses elevates the return profile on the associated acreage, making it among the most compelling in our corporate portfolio. In light of encouraging production trends on our first operated and non-operated wells in the Southern Delaware Basin and with current AFEs down to $5.7 million for a horizontal Wolfcamp well with a 7,000’ lateral in the Southern Delaware, we anticipate that the acreage associated with the mineral interests we are acquiring will represent a central focus of our development program from this point forward. The acquisition of surface rights on the majority of the mineral acreage further supplements its development potential.”

Projected Economic Impact of Mineral Rights(1)(2)

Parsley believes the addition of mineral interests will enhance already compelling economics on the relevant portion of the Company’s Southern Delaware horizontal drilling inventory. The following table shows the projected uplift in rate of return (“ROR”) and net present value (“NPV”) associated with the receipt of a 17.5% royalty interest on a horizontal Wolfcamp well with a 7,000’ stimulated lateral. The analysis is based on a type curve assigned to Parsley’s proved reserves in the Southern Delaware Basin by the Company’s reserve auditors, Netherland, Sewell & Associates, Inc. (“NSAI”).

		$40 WTI		$50 WTI		$60 WTI		NYMEX Strip Pricing
	NRI	ROR	NPV ($MM)	ROR	NPV ($MM)	ROR	NPV ($MM)	ROR	NPV ($MM)
Without Minerals	75.0%	41%	$4.8	63%	$7.8	86%	$10.8	63%	$8.1
With Minerals(2)	92.5%	65%	$8.1	94%	$11.7	122%	$15.3	93%	$12.1

	+17.5%	+24%	+$3.3	+31%	+$3.9	+36%	+$4.5	+30%	+$4.0

The following table illustrates the potential cash flow associated with acquired mineral rights, which convey incremental revenue without associated costs.

				Production		Gross Cash		Net Cash
	Lateral	Adjusted		Attributed to		Flow from		Flow from
MBoe per	Length	MBoe per	Avg. Royalty	Minerals	Revenue per	Minerals	Associated	Minerals
Well	Adjustment(3)	Well	Interest	(MBoe)	Boe(4)	($MM)	Costs	($MM)
877	0.90	790	17.5%	138	$44	$6.1	—	$6.1

(1)	Assumptions relating to well results and costs are not intended to be representative of the results we will achieve and may differ materially therefrom. NSAI type curve does not constitute a projection for all wells across this acreage and individual well results may differ materially therefrom.
(2)	Analysis based on NYMEX WTI and Henry Hub strip prices as of 5/17/2016; 877 MBoe EUR type curve assigned by NSAI for 7,000’ stimulated lateral; 100% working interest; D&C: $5.7 MM; LOE for 75% NRI: $7,500/month fixed, $2.00/BO variable; LOE for 92.5% NRI: $7,500/month fixed, $1.00/BO variable based on savings associated with surface ownership; NGL Price: 40% of WTI
(3)	Reflects average royalty interest of 17.5% on mineral acreage
(4)	Reflects 6,307’ average lateral length of horizontal drilling locations with minerals
(5)	Based on NYMEX WTI and Henry Hub strip prices as of 5/17/2016 and the following production mix: 80% oil, 10% NGL, 10% residue gas

Registration Statement

The Company has filed a registration statement (including a prospectus) with the SEC for the equity offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the equity offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the equity offering will arrange to send you the prospectus if you request it by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, Inc.

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